UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	95-4274680
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 North Broadway Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 5, 2018)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring December 5, 2018)” (the “Securities”). A description of the Securities is set forth under the section captioned “Description of Warrants” in the registrant’s preliminary prospectus supplement, dated December 3, 2013 which relates to the registrant’s registration statement on Form S-3ASR (No. 333-192636) and is hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement, dated as of December 4, 2013

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATHAY GENERAL BANCORP

Date: December 4, 2013

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated as of December 4, 2013

4.2	Form of Warrant (included as part of Exhibit 4.1).